BYLAWS

                                       OF

                             MAXIMUM DYNAMICS, INC.












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                                     BYLAWS
                                       OF
                             MAXIMUM DYNAMICS, INC.


                                    ARTICLE I

         Section 1. The known place of business of the Corporation, which shall also be known as its principal place of business, shall be at the address so designated in the Articles of Incorporation, or if no address is so designated, at the address of the Corporation's statutory agent as set forth in the Articles of Incorporation. The address of the Corporation's known place of business may be changed from time to time by the Board in the manner provided in the Colorado Revised Statutes and without amending the Articles of Incorporation.

         Section 2. The Corporation may have offices at such places, both within and without the State of Colorado, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

         Section 1. Any meeting of the stockholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Colorado, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. An Annual meeting of stockholders shall be held on such a date as to be determined by the Board of Directors of the Corporation, commencing in 2000, at the principal place of business of the Corporation in the State of Colorado, or on such other date and at such other place as the Board of Directors may specific, within or without the State of Colorado, at which meeting the stockholders entitled to vote shall elect a board of directors (by the cumulative system of voting if, but only if, the same shall then be mandatory for corporations organized under the laws of the State of Colorado) and shall transact such other business as may properly be brought before the meeting. The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

         Section 3. Written notice stating the time and place of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days (but no more than fifty days) before the date of the meeting.

         Section 4. The officer who has charge of the stock transfer books of the Corporation shall prepare and make a complete record of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order with the address of and the number of shares and voting shares held by each. Such record shall be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.





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         Section 5. A special meeting of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of [at least 10% of] the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) un amount of all of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating in reasonable detail the time, place and purposes thereof, shall be given to each stockholder entitled to vote thereat, at least ten days (but no more than fifty days) before the date fixed for the meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time for an aggregate period not in excess of 30 days, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power with respect to each question, present in person or represented by proxy, shall decide such question brought before meeting, unless the question is one upon which, by express provision of statute or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decisions of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except as may otherwise be specified by the Articles of Incorporation. The Board of Directors may establish such reasonable record of dates for determining stockholders entitled to notice of a meeting and to vote thereat, and for other purposes, as may be consistent with applicable law, as contemplated by Article VII, Section 5 hereof. No proxy shall be effective unless in writing and in compliance with (i) applicable law and (ii) such reasonable requirements as the Board of Directors may prescribe. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting, or by his or her proxy, and shall state the number of shares voted.




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         Section 11. Any action requires or permitted to be taken at a meeting of stockholders may be effected by an instrument in writing setting forth such action, executed by each stockholder with the minutes maintained for meetings of stockholders.


                                   ARTICLE III
                                    DIRECTORS

         Section 1. The business and affairs of the Corporation shall be, managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. The number of directors shall be fixed from time to time by resolution of the Board of Directors within the limits (if any) prescribed by the Articles of Incorporation. The directors shall be elected at the annual meeting of stockholders, or by unanimous written consent of stockholders (in accordance with Article II hereof), except as provided in Section 4 of this Article; and each director elected shall hold office until his successor is elected unless sooner displaced. Directors need not be stockholders. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to a vote at an election of directors may remove a director or directors (or all directors) at any time, with or without cause.

         Section 3. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies, by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, or the sole remaining director, then in office, though less than a quorum; and the director(s) so chosen shall hold office until the next election of directors when their successor(s) are duly elected, unless sooner displaced.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Colorado; and such meetings may behold by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.





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         Section 6. The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately after, the annual meeting of stockholders. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, or in the event a unanimous written consent of stockholders shall be filed in lieu of the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary upon the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four hours before the time of the meeting.

         Section 9. At all meetings of the Board, a majority of the total number of directors then set shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except, in either event, as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 10. Any action required or permitted to be taken at a meeting of directors may be effected by an instrument in writing setting forth such action, executed by al the directors, which instrument shall be filed at the principal office of the Corporation or with the minutes maintained for meetings or directors.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate, change or dissolve one or more committees, each committee to consist of one or more of the directors of the Corporation, which (to the extent provided in the resolution, subject to the Articles of Incorporation and applicable law) shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution.

         Section 12. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.




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                            COMPENSATION OF DIRECTORS

         Section 11. As set by resolution of the Board, the directors may be; paid their actual expenses, if any, of attending meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salaries as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may similarly be allowed compensation for attending committee meetings.


                                   ARTICLE IV
                                     NOTICES

         Section 1. Except as otherwise provided below, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given three days after the time when the same shall be mailed, postage prepaid, to such addresses. Notice to directors may be given by telegram, any other form of written communication or by telephone.

         Section 2. Any notice required to be given under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws may be waived in writing, either before or after the event requiring such notice, provided such waiver is signed by the person or persons entitled to said notice. Attendance at a meeting by a person shall constitute a conclusive waiver of any objections made by any person with respect to the notice given to such a person unless attendance shall be solely for the purpose of objection.


                                   ARTICLE IV
                                    OFFICERS

         Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a president, a vice president, a secretary and a treasurer. The Board of Directors may also elect a Chairman of the Board, one or more additional vice-presidents and assistant secretaries and assistant treasurers. Two or more offices may be held by the same person; provided, however that the same person shall not simultaneously hold the offices of president and secretary.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders (or pursuant to a unanimous consent in lieu thereof) shall elect a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the Board.

         Section 3. The Board of Directors may appoint and remove such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The power to appoint and remove agents may be delegated by the Board.




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         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Election or appointment of an officer or agent shall not itself create contract rights.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen or until sooner displaced. Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then serving. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         Section 6. Any officer may resign at any time by giving written notice of his or her resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                           THE CHIEF EXECUTIVE OFFICER
                       CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 7. The Chief Executive Officer ("CEO") shall be the chief officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall be ex officio a member of all standing committees and shall have general and active management of the business of the Corporation.

         Section 8. The CEO may execute all bonds, mortgages and other contracts or instruments in the ordinary course of the business of the Corporation. Unless the Board of Directors specifies otherwise, the CEO shall have authority to vote (or grant a proxy with respect to) any securities held or owned by the Corporation.

         Section 9. In the event the Board of Directors elects a Chairman of the Board of Directors who is not also the CEO, he shall have all the powers of the CEO in the CEO's absence or inability to act and such other powers as the Board of Directors shall designate.

                                  THE PRESIDENT

         Section 10. In the event the President is not also the CEO or Chairman of the Board of Directors, he shall have all the powers of the CEO in the CEO's absence or inability to act and such other powers as the Board of Directors shall designate.

                               THE VICE PRESIDENTS

         Section 11. The Vice Presidents in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the CEO, Chairman of the Board of Directors, and President, if there be one, perform the duties and exercise the powers of the CEO, Chairman of the Board of Directors or President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.





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                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record or cause to be recorded all the proceedings of such meetings in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, required notices of all meetings of the stockholders and the Board of Directors or CEO, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any contract or instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 13. The Assistant Secretaries in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 13. The Treasurer shall have the custody of the corporate funds and securities, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 14. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 15. If required y the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.





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         Section 16. The Assistant Treasurers in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subject to the further provisions hereof the Corporation shall indemnify any and all of its directors, officers, former directors, and former officers, to the full extent permitted under applicable law against all amounts incurred by them and each of them, including but not limited to expenses, legal fees, costs, judgments, fines and amounts paid in settlement which may be actually and reasonable incurred, rendered or levied in any threatened, pending or completed action, suit or proceeding brought against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of his duties as a director or officer of the Corporation.

         Whenever any such director or officer shall report to the President of the Corporation or the Board of Directors that he has incurred or may incur such amounts, the Corporation shall, within a reasonable time thereafter, determine in a manner consistent with applicable law (including Colorado Revised Statute ss. 3-21-111.5) whether, in regard to the matter involved, such person acted or failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. If the Corporation so determines that such person acted or failed to act in such a manner with regard to the matter involved, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall not offer the Corporation the opportunity, at its own expense and through counsel of its own choosing, to defend him in the action, suit or proceeding. Nothing contained herein is intended to limit any right of indemnification or other rights provided by Colorado Revised Statute ss. 3-21-111.5, or other applicable law.


                                   ARTICLE VII
                     CERTIFICATES OF STOCK; DEBT INSTRUMENTS

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the CEO, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issued more than one class of stock or more than one series of any class of stock, the designations, preferences, limitations and rights of each class or series shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement to the effect that the Corporation will furnish any shareholder upon request and without charge such a description or summary.





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         Section 2. Where a certificate, bond, debenture or other debt security instrument is (1) signed by a transfer agent or an assistant transfer agent or
(2) registered by a registrar other than the Corporation or an employee of the Corporation, the signature of any CEO, President, Vice President, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or instrument shall cease to be such officer of officers of the Corporation, whether because of death, resignation or otherwise before such certificate or instrument have been delivered by the Corporation, such certificate or instrument may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or instrument or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or instrument to be issued in place of any certificate or instrument theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or instrument to be lost or destroyed. When authorizing such issue of a new certificate or instrument, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or instrument, or his legal representative, to give the Corporation such indemnity as it may direct against any claim that may be made against the Corporation with respect to the certificate or instrument alleged to have been lost or destroyed.

                                TRANSFER OF STOCK

         Section 4. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and payment of all taxes thereon the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  RECORD DATES

         Section 5. The Board of Directors may fix in advance a date, not more than seventy (70) days (nor less than ten (10) days) preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date of any other lawful action, for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to express




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consent to corporate action in writing without a meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case each such stockholder and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, or to receive payment of such dividend, or to receive such allotment rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                              REGISTED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to transfer such shares and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Colorado.


                                   ARTICLE IX
                                   AMENDMENTS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation (or of any resolution of the Board of Directors establishing any series of any class of stock adopted pursuant to the provisions of the Articles of Incorporation), if any, may be declared by the Board of Directors at any regular or special meeting pursuant to the law. Dividends may be paid in cash, in property, or in share of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, or to repair or maintain any property of the Corporation, and for such other purpose as the directors shall determine to be in the best interests of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks, drafts, or orders or demands for or to pay money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate or in the absence of such designation by the President or the Treasurer.





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                                    CONTRACTS

         Section 4. Except as otherwise required by law or by these Bylaws, any contract or instrument approved by the Board may be executed and delivered in the name of the Corporation and on its behalf by the President or a Vice President. In addition, the Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or instrument on in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board may be resolution determine.

                                   ATTESTATION

         Section 5. Any Vice president, the Secretary, or any Assistant Secretary may attest the execution of any contract, instrument or document by the President or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

                                   FISCAL YEAR

         Section 6. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 7. A corporate seal shall not be requisite to the validity of any contract, instrument or document executed by or on behalf of the Corporation. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                        LOANS TO DIRECTORS AND EMPLOYEES

         Section 8. The Corporation shall not make any loan to a director, or guarantee an indebtedness of a director or otherwise use its credit to assist a director, without the express authorization by the stockholders in each particular case. The Board of Directors may authorize the Corporation to make a loan to any employee of the Corporation (including any director who is also an employee), or to guarantee indebtedness of or otherwise use its credit to assist such employee, if the Board determines that the same may be reasonable expected to benefit the Corporation; any resolution properly adopted by the Board authorizing a loan to any employee by the Corporation (or authorizing any such guarantee or use of credit) shall conclusively evidence such a determination by the Board, whether or not expressed therein.




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                                BOOKS AND RECORDS

         Section 9. Any person who shall have been a holder of record of shares or of a voting trust beneficial interest therefore at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five percent of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right toe examine, in person, or by agent or attorney, at any reasonable time or times, for any purpose the Corporation's relevant books and records of accounts, minutes and record of shareholders and to make copies of or extracts therefrom.


                                 INTERPRETATIONS

         Section 10. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

         Section 11. Captions used herein are for convenience only and are not a part of the Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.


                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. Subject to the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular or special meeting of the stockholders or of the Board of Directors.


Adopted on August       , 2000.
                 -------

Confirmed as to adoption:




/s/ Eric Majors
------------------------------------
Eric Majors, Chairman and Chief Executive Officer

/s/ Nathan Enger
------------------------------------
Nathan Enger, Secretary